Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-70876, 333-63620 and 333-37808) and S-8 (No. 333-63618, 33-90396, 333-10167, 333-89223, 333-52136, 333-37832 and 333-105862) of Micrel, Incorporated of our report dated February 27, 2008 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 27, 2008